Exhibit 99.1

NUTRIBAND ANNOUNCES SUCCESSFUL MEETING COMPLETED WITH UNITED STATES FDA FOR ITS ABUSE DETERRENT FENTANYL PATCH

Nutriband met with US FDA to obtain feedback on the Chemistry, Manufacturing, and Controls plans for AVERSA™ FENTANYL (abuse deterrent transdermal system) through commercialization.

Nutriband received final meeting minutes from FDA and is incorporating the feedback into the development program as it moves forward to an IND filing in support of a Human Abuse Potential (HAP) clinical study for the product.

ORLANDO, FL / ACCESSWIRE / October 28, 2025 / Nutriband Inc. (NASDAQ:NTRB)(NASDAQ:NTRBW), a company engaged in the development of prescription transdermal pharmaceutical products, today announced that it has received final meeting minutes from its recent virtual face-to-face meeting held on September 18, 2025 with the United States Food and Drug Administration (US FDA) for its lead product, AVERSA™ FENTANYL (abuse deterrent fentanyl transdermal system). The meeting was held as a videoconference with the Division of Anesthesiology, Addiction Medicine, and Pain Medicine (DAAP) in the Office of Neuroscience (ON), Center for Drug Evaluation and Research (CDER). The proposed indication is management of pain in opioid-tolerant patients, severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternate treatment options are inadequate.

The purpose of the meeting was to specifically provide feedback on the Chemistry, Manufacturing, and Controls (CMC) plans for the product from submission of an Investigational New Drug Application (IND) through approval of a 505(b)(2) New Drug Application (NDA).

The main outcomes of the meeting were:

●	The FDA confirmed that the regulatory pathway for the product is a 505(b)(2) NDA and provided guidance on the relied upon reference listed drug and bridging strategy.

●	FDA provided expectations and constructive feedback on the registration batch plan and manufacturing process validation strategy for NDA submission.

●	FDA discussed various considerations and advice for the finalization of the product specifications and stability testing plans for the clinical and commercial products.

●	FDA provided feedback on the planned laboratory-based in vitro manipulation and extraction studies (Category 1) to be conducted to fully characterize the product’s abuse-deterrent properties, including the degree of effort required by an abuser to bypass or defeat those properties.

In addition, the Division acknowledged that fentanyl patch abuse, misuse and accidental exposure is an important issue to address and offered their support and guidance during the development program through additional meetings as needed. In the past, the FDA has put out several warnings1,2 on the risks of fentanyl patch accidental exposure, particularly in children, but to date there have not been any abuse deterrent fentanyl patches approved in the U.S, or in any other country to our knowledge. Nutriband’s abuse deterrent fentanyl patch has the potential to be the first abuse deterrent patch approved worldwide.

“We are thankful for the opportunity to discuss the CMC aspects of our abuse deterrent fentanyl patch with the Agency. We are excited to incorporate the advice and constructive feedback that we received from the FDA into our development program as we move towards an IND filing in support of a Human Abuse Potential clinical study,” said Alan Smith, Ph.D., Chief Operating Officer of Nutriband, Inc. and President of 4P Therapeutics subsidiary of Nutriband.

Nutriband is partnering with Kindeva to develop AVERSA™ FENTANYL which combines Nutriband’s AVERSA™ abuse-deterrent technology with Kindeva’s FDA-approved fentanyl patch.

Nutriband’s AVERSA™ abuse-deterrent technology can be utilized to incorporate aversive agents into transdermal patches to prevent the abuse, diversion, misuse, and accidental exposure of drugs with abuse potential including opioids and stimulants. The AVERSA™ abuse-deterrent technology has the potential to improve the safety profile of transdermal drugs susceptible to abuse, such as fentanyl, while making sure that these drugs remain accessible to those patients who really need them.

AVERSA™ FENTANYL has the potential to reach peak annual US sales of $80 million to $200 million.3 While initially concentrating on the US market, the unmet medical need for adequate pain management is a global problem, and our goal is to make AVERSA™ FENTANYL available in all major medical markets in the world.

The AVERSA™ abuse deterrent technology is protected by a broad international intellectual property portfolio with patents issued in 46 countries including the United States, Europe, Japan, Korea, Russia, China, Canada, Mexico, and Australia.

[1]	FDA Consumer Update: Accidental Exposures to Fentanyl Patches Continue to Be Deadly to Children. (2024) https://www.fda.gov/consumers/consumer-updates/accidental-exposures-fentanyl-patches-continue-be-deadly-children

[2]	FDA Drug Safety Communication: FDA requiring color changes to Duragesic (fentanyl) pain patches to aid safety―emphasizing that accidental exposure to used patches can cause death (2013). https://www.fda.gov/drugs/drug-safety-and-availability/fda-drug-safety-communication-fda-requiring-color-changes-duragesic-fentanyl-pain-patches-aid-safety

[3]	Health Advances Aversa Fentanyl market analysis report 2022

About AVERSA™ Abuse-Deterrent Transdermal Technology

Nutriband’s AVERSA™ abuse-deterrent transdermal technology incorporates aversive agents into transdermal patches to prevent the abuse, diversion, misuse, and accidental exposure of drugs with abuse potential. The AVERSA™ abuse-deterrent technology has the potential to improve the safety profile of transdermal drugs susceptible to abuse, such as fentanyl, while making sure that these drugs remain accessible to those patients who really need them. The technology is covered by a broad intellectual property portfolio with patents granted in the United States, Europe, Japan, Korea, Russia, China, Canada, Mexico, and Australia.

About Nutriband Inc.

We are primarily engaged in the development of a portfolio of transdermal pharmaceutical products. Our lead product under development is an abuse-deterrent fentanyl patch incorporating our AVERSA™ abuse-deterrent technology. AVERSA™ technology can be incorporated into any transdermal patch to prevent the abuse, misuse, diversion, and accidental exposure of drugs with abuse potential.

The Company’s website is www.nutriband.com. Any material contained in or derived from the Company’s websites or any other website is not part of this press release.

About Kindeva

At Kindeva, we manufacture more tomorrows for patients worldwide. With best-in-class facilities and comprehensive CDMO services, we offer more than manufacturing—we deliver strategic value. Our global network of 10 manufacturing and R&D sites offer exceptional integrated knowledge and capabilities, including Annex 1-compliant state-of-the-art aseptic fill finish capacity and next-generation sustainable inhalation propellant technology. By combining expertise in injectable, pulmonary, nasal and dermal drug delivery, we help meet the demands of today and deliver the possibilities of tomorrow. Find out more at https://www.kindevadd.com.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words ’‘believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those including the Company’s ability to develop its proposed abuse-deterrent fentanyl transdermal system and other proposed products, its ability to obtain patent protection for its abuse technology, its ability to obtain the necessary financing to develop products and conduct the necessary clinical testing, its ability to obtain Federal Food and Drug Administration approval to market any product it may develop in the United States and to obtain any other regulatory approval necessary to market any product in other countries, including countries in Europe, its ability to market any product it may develop, its ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; changes in the Company’s business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form S-1, Forms 10-K’s and Forms 10-Q’s, and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

Contact Information:

Nutriband Inc.
Phone: 407-377-6695
Email: info@nutriband.com

SOURCE: Nutriband Inc.

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